UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 14, 2026
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
WEC Energy Group, Inc.	Common Stock, $.01 Par Value	WEC	New York Stock Exchange
Wisconsin Electric Power Company	None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On, August 14, 2026, Wisconsin Electric Power Company (“WEPCO”) entered into a Power Purchase Agreement ("PPA") with Nextera Energy Point Beach LLC (“NEPB”) to purchase 86% of the capacity, energy, ancillary services and environmental attributes of each of Unit 1 and Unit 2 of the Point Beach Nuclear Power Plant (“Point Beach”). The term of the PPA for each of Unit 1 and Unit 2 is 20 years, commencing October 6, 2030 through October 5, 2050 for Unit 1, and March 9, 2033 through March 8, 2053 for Unit 2.

WEPCO is seeking approval of the PPA by the Public Service Commission of Wisconsin (“PSCW”). The PPA may be terminated by either WEPCO or NEPB if PSCW approval has not been obtained prior to January 1, 2028; however, this date will be automatically extended to July 1, 2028 if, as of January 1, 2028, PSCW approval is capable of being obtained and WEPCO is pursuing approval in good faith.

If approved by the PSCW, this PPA will result in savings for customers as compared to the terms of the current power purchase agreement between NEPB and WEPCO, which expires on October 5, 2030, with respect to Unit 1 and, March 8, 2033, with respect to Unit 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: August 18, 2026	William J. Guc – Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ William J. Guc
Date: August 18, 2026	William J. Guc – Vice President and Controller
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